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                                                                     EXHIBIT 4.3


         THIS SHAREHOLDER RIGHTS AGREEMENT made as of June 20, 1997

BETWEEN:

         GENETRONICS BIOMEDICAL LTD., a corporation incorporated under the laws of the Provine of British Columbia, having its registered and records office at 1100 - 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9

         (the "Corporation")

AND:

         MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, having an office address at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9

         (the "Rights Agent")

WITNESSES THAT WHEREAS:

A. the Board of Directors has determined that it is advisable and in the best interests of the Corporation to adopt a shareholder rights plan (the "Rights Plan") to ensure, to the extent possible, that all shareholders of the Corporation are treated fairly in connection with any take-over offer for the Corporation;

B. in order to implement the Rights Plan the Board of Directors has:

   (a) authorized and declared, subject to the approval of applicable regulatory authorities, the issuance of one right (a "Right"), effective at the Record Time, in respect of each Voting Share outstanding at that time and each Voting Share issuable upon the exercise or conversion of Convertible Securities outstanding at that time, and

   (b) authorized, subject to the approval of applicable regulatory authorities, the issuance of one Right in respect of each Voting Share and each Voting Share issuable upon the exercise or conversion of Convertible Securities, issued in either case after the Record Time and prior to the earlier of the Separation Time and the Expiration Time;

C. each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein; and

D. the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights and other matters referred to herein.

   NOW THEREFORE in consideration of the premises and their respective agreements set forth herein, the parties hereby agree as follows:

1. INTERPRETATION

1.1 CERTAIN DEFINITIONS

   For purposes of this Agreement, the following terms have the meanings indicated:



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   (a) "Acquiring Person" means any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares, but does not include:

         (i) the Corporation, any Subsidiary of the Corporation or any employee benefit plan, deferred profit sharing plan, stock participation plan or trust for the benefit of employees of the Corporation or any Subsidiary of the Corporation;

         (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of:

            (A) a Voting Share Reduction;

            (B) a Permitted Bid Acquisition;

            (C) an Exempt Acquisition; or

            (D) a Pro Rata Acquisition;

            provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares by reason of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition, and thereafter becomes the Beneficial Owner of any additional Voting Shares (other than pursuant to a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition) then, as of the date that such Person becomes the Beneficial Owner of such additional Voting Shares, such Person shall become an "Acquiring Person";

         (iii) for the period of ten days after the first date of public announcement of facts indicating that any Person has participated in, has made, proposes or intends to make or is participating in a Takeover Bid or any plan or proposal relating thereto or resulting therein including, without limitation, a report filed pursuant to
            Section 93 of the Securities Act, any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on Clause
            1.1 (d)(vii) solely because such Person or the Beneficial Owner of such Voting Shares has participated in, has made, proposes or intends to make or is participating in a Takeover Bid or any plan or proposal relating thereto or resulting therein, either alone or by acting jointly or in concert with any other Person; or

         (iv) an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a bona fide distribution to the public of securities.

   (b) "Affiliate", when used to indicate a relationship with a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person and a Person shall be deemed to be controlled by another Person if controlled in any manner whatsoever that results in control in fact by that other Person, whether directly or indirectly, and whether through share ownership, a trust, a contract or otherwise.

   (c) "Associate", when used to indicate a relationship with a specified Person, means:



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         (i) any body corporate, partnership or other organization of which such specified Person is a director, officer or partner;

         (ii) any trust or other estate in which such specified Person has a 10% or greater beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity;

         (iii) any relative of such specified Person who has the same home as such specified Person, or any person to whom such specified Person is married, or any person with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such spouse or other person who has the same home as such specified Person;

         (iv) any Person who is a director, officer, partner or trustee of such specified Person or of any body corporate, partnership or other organization (other than the Corporation or any Subsidiary of the Corporation) which is an Affiliate or Associate of such specified Person; and

         (v) any body corporate of which such specified Person beneficially owns, directly or indirectly, voting shares carrying more than 10% of the voting rights attaching to all voting shares of the body corporate for the time being outstanding.

(d) A Person is deemed the "Beneficial Owner" and to have "Beneficial Ownership" of, and to "Beneficially Own":

         (i) any securities as to which such Person or any of such Person's Affiliates or Associates is, or may be deemed to be, the direct or indirect beneficial owner and, for this purpose, a Person shall be deemed to be a beneficial owner of all securities;

            (A) owned by a partnership of which such Person or any of such
               Person's Affiliates or Associates is a partner;

            (B) owned by a trust of which such Person or any of such Person's
               Affiliates or Associates is a beneficiary (whether their interest in the trust is present or future, and/or vested or contingent);

            (C) over which such Person or any of such Person's Affiliates or
               Associates exercises control or is deemed to exercise control pursuant to the Securities Act;

            (D) owned jointly or in common with others; and

            (E) of which such Person or any of such Person's Affiliates or
               Associates is deemed to be the beneficial owner pursuant to the Company Act or the Securities Act for the purposes of insider trading or take-over bids, whether or not such laws or regulations apply to such Person or such Person's Affiliates or Associates and whether or not such beneficial owner or deemed beneficial owner is the holder of record of such securities;

         (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has, directly or indirectly:




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            (A) the right to become Beneficial Owner within the meaning of
               Clause (i) of this Subsection 1.1(d), (whether such right is exercisable immediately or after the passage of time or upon the occurrence of a contingency or payment of instalments or otherwise) pursuant to any agreement, arrangement, pledge or understanding or otherwise, whether or not in writing, other than
               (x) customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a bona fide distribution to the public of securities and (y) pledges of securities to financial institutions or registered brokers or dealers in the ordinary course of business for the purpose of giving collateral for a debt made in good faith and not entered into with the purpose nor with the effect of changing or influencing the control of the Corporation nor in connection with any transaction having such purpose or effect and not providing for a grant to the pledgee of the power to vote or direct the vote of the pledged securities or the power to dispose or direct the disposition of the pledged securities (other than for purposes of a bona fide realization of the security constituted thereby), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), or options, or otherwise; or

            (B) the right to vote or to direct the vote of such securities
               (whether such right is exercisable immediately or after the passage of time or upon the occurrence of a contingency or payment of instalments or otherwise) pursuant to any agreement, arrangement or understanding or otherwise (whether or not in writing); and

         (iii) any securities which are Beneficially Owned within the meaning of Clauses (i) or (ii) of this Subsection 1.1(d) by any other Person with which such Person or any of such Person's Affiliates or Associates is acting jointly or in concert or has any agreement, arrangement or understanding, whether or not in writing, other than
            (x) customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a bona fide distribution to the public of securities and (y) pledges of securities to financial institutions or registered brokers or dealers in the ordinary course of business for the purpose of giving collateral for a debt made in good faith and not entered into with the purpose nor with the effect of changing or influencing the control of the Corporation nor in connection with any transaction having such purpose or effect and not providing for a grant to the pledgee of the power to vote or direct the vote of the pledged securities or the power to dispose or direct the disposition of the pledged securities (other than for purposes of a bona fide realization of the security constituted thereby), with respect to, or for the purpose of, acquiring, holding, voting or disposing of any Voting Shares or Convertible Securities or acquiring, holding or disposing of a significant portion of the property or assets of the Corporation or any Subsidiary of the Corporation, and any securities which are Beneficially Owned (within the meaning of Clauses (i) or (ii) of this Subsection 1.1(d)) by any Affiliate or Associate of such other Person or any Person that is acting jointly or in concert with, or has any agreement, arrangement or understanding of the type referred to above with, such other Person;

         provided, however, that a Person shall not be deemed the "Beneficial Owner" or to have "Beneficial Ownership" of, or to "Beneficially Own", any security:

         (iv) solely because such security has been deposited or tendered pursuant to a tender or exchange offer or take-over bid made by such Person or any of such Person's Affiliates



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            or Associates until the earlier of such deposited or tendered security being accepted unconditionally for payment or exchange or being taken up and paid for;

         (v) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Company Act and the Securities Act, except if such power (or the arrangements relating thereto) is then reportable under Section 112 of the Securities Act or under Item 4 of Form 30 under the Securities Act;

         (vi) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security in connection with, or in order to participate in, a public proxy solicitation made or to be made pursuant to, and in accordance with, the applicable rules and regulations referred to in clause (v) above, except if such power (or the arrangements relating thereto) is then reportable under Section 112 of the Securities Act or under Item 4 of Form 30 under the Securities Act;

         (vii) solely because such Person (hereinafter in this Subclause (vii) referred to as the "Manager"), being principally engaged in the business of managing investment funds for other Persons who are not Affiliates or Associates of the Manager and who do not act jointly or in concert with the Manager as part of the Manager's duties as agent for fully managed accounts, holds or exercises voting or dispositive power over such security; provided, however, that:

            (A) such security shall be deemed, in such case, to be Beneficially
               Owned by such other Persons;

            (B) the Manager does not, individually, Beneficially Own in excess of five percent of the outstanding Voting Shares; and

            (C) the Manager has not participated in, has not made, does not propose or intend to make and is not participating in, a Takeover Bid or any plan or proposal relating thereto or resulting therein, either alone or by acting jointly or in concert with any other Person;

            and provided further that, notwithstanding the foregoing, the Board of Directors shall have the right to and may determine, acting in good faith, that conditions exist which should disentitle the Manager from relying on this Subclause (vii) and, in such event, the Manager's Beneficial Ownership of securities shall be determined without reference to this Subclause (vii); or

         (viii) held for or pursuant to the terms of any employee benefit plan, deferred profit sharing plan, stock participation plan or trust for the benefit of employees of the Corporation or any Subsidiary of the Corporation.

         For purposes of this Agreement, in determining the percentage of the outstanding Voting Shares with respect to which a Person is or is deemed to be the Beneficial Owner, all Voting Shares as to which such Person is deemed the Beneficial Owner, including without limiting the generality of the foregoing, all Voting Shares into which the Convertible Securities as to which such Person is or is deemed to be the Beneficial Owner are convertible or exchangeable, shall be deemed outstanding.



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   (e) "Board of Directors" means the board of directors of the Corporation.

   (f) "Business Day" means any day other than a Saturday, Sunday or a day on which chartered banks in the City of Vancouver are authorized or obliged by law to close.

   (g) "Close of Business" on any given date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business
      Day) at which the office of the transfer agent for the Voting Shares in the City of Vancouver (or, after the Separation Time, the office of the Rights Agent in the City of Vancouver), is closed to the public.

   (h) "Common Shares" means the common shares in the capital of the Corporation and "common shares", when used with reference to any Person other than the Corporation, means the class or classes of shares (or similar equity interest) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interest having power (whether or not exercised) to control or direct the management of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned other Person.

   (i) "Company Act" means the Company Act (British Columbia) and the regulations made thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced.

   (j) "Convertible Securities" means securities that are or may be, whether or not on conditions, convertible into or exchangeable for Voting Shares, directly or indirectly, or that carry the right or obligation to acquire Voting Shares;

   (k) "Election to Exercise" has the meaning attributed thereto in Clause 2.2(d)(i).

   (l) "Exempt Acquisition" means a share acquisition in respect of which the Board of Directors has waived the application of Section 3.1 pursuant to the provisions of Subsections 5.l(d) or 5.1(e).

   (m) "Exercise Price" means, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall be $20.00.

   (n) "Expiration Time" means the earlier of (i) the Termination Time, and (ii) the Close of Business on the date on which the first annual meeting of shareholders of the Corporation following the fifth anniversary of the date of this Agreement is held; provided, however, that if the resolution referred to in Section 5.21 is approved by the Independent Shareholders in accordance with Section 5.21 at such annual meeting then "Expiration Time" means the earlier of (x) the Termination Time and (y) the Close of Business on the tenth anniversary of the date of this Agreement.

   (o) "Expiry Date of the Permitted Bid" means the date, which shall not be less than 90 days following the date on which the proper Takeover Bid documentation relating to such Permitted Bid is sent to the shareholders of the Corporation, which is indicated in such documentation as the date until which such Permitted Bid is open for acceptance.

   (p) "Flip-in Event" means a transaction or event in or pursuant to which any Person becomes an Acquiring Person.



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   (q) "Independent Shareholders" means holders of Voting Shares or Convertible
      Securities, other than (i) any Acquiring Person, (ii) any Offeror, (iii) any Affiliate or Associate of any Acquiring Person or Offeror, (iv) any Person acting jointly or in concert with any Acquiring Person or Offeror, or with any Affiliate or Associate of any Acquiring Person or Offeror and
      (v) any Person holding Voting Shares or Convertible Securities that are Beneficially Owned by any of such Persons.

   (r) "Market Price" per security of any securities on any date of determination means the weighted average price per security (determined as described below) for the 20 consecutive Trading Days (the "Period") through and including the Trading Day two trading days preceding such date; provided, however, that if any of the events described in Section
      2.3 hereof shall have caused the prices per security used to determine the Market Price on any Trading Day not to be fully comparable with the price per security on the Trading Day immediately preceding such date of determination each such price per security so used shall be appropriately adjusted in the manner provided for in Section 2.3 in order to make it fully comparable with the price per security on the Trading Day immediately preceding such date of determination. The weighted average price per security of any securities on any date shall be:

         (i) determined by dividing the aggregate value of securities sold on The Toronto Stock Exchange or, if the securities are not listed thereon, on such stock exchange on which the securities are then listed (as may be selected for such purpose by the directors of the Corporation) or, if the securities are not then listed on any stock exchange, then on the over-the-counter market on which the securities are then traded, during the Period by the aggregate volume of securities sold during the Period; and

         (ii) provided, however, that if for any reason there is no market for the securities during the Period, the Market Price shall be as determined by the Board of Directors, after consultation with an internationally recognized investment dealer or investment banker.

   (s) "Offer to Acquire" includes;

         (i) an offer to purchase or a solicitation of an offer to sell Voting Shares or Convertible Securities, or a public announcement of an intention to make such an offer or solicitation; and

         (ii) an acceptance of an offer to sell Voting Shares or Convertible Securities, whether or not such offer to sell has been solicited;

            or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

   (t) "Offeror" means a Person who has announced an intention to make, or who has made, a Takeover Bid.

   (u) "Offeror's Securities" means the aggregate of the Voting Shares and Convertible Securities Beneficially Owned on the date of a Takeover Bid by an Offeror.

   (v) "Permitted Bid" means a Takeover Bid made in compliance with, and not on a basis which is exempt from or otherwise not subject to, the provisions of Part XI of the Securities Act, subject to any exemptions ordered or granted for purposes of uniformity, and which also complies with the following additional requirements:



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         (i) the same Takeover Bid is made for all outstanding Voting Shares and
            Convertible Securities to all holders of record of Voting Shares and Convertible Securities wherever resident as registered in the books of the Corporation;

         (ii) the Offeror's Securities do not, in the aggregate, exceed 5% of the outstanding Voting Shares or Voting Shares issuable upon the exercise of Convertible Securities, as the case may be, and the Offeror does not become the Beneficial Owner of any additional Voting Shares or Convertible Securities prior to the Close of Business on the Expiry Date of the Permitted Bid;

         (iii) the Takeover Bid contains, and the take-up and payment for securities tendered or deposited thereunder is subject to, irrevocable and unqualified provisions that:

            (A) no Voting Shares or Convertible Securities will be taken up or paid for pursuant to the Takeover Bid (x) prior to the Close of Business on the Expiry Date of the Permitted Bid and (y) unless, at the Close of Business on the Expiry Date of the Permitted Bid, more than 50% of the then outstanding Voting Shares and Convertible Securities, other than the Offeror's Securities, have been deposited or tendered pursuant to the Takeover Bid and not withdrawn;

            (B) Voting Shares and Convertible Securities may be deposited pursuant to such Takeover Bid at any time prior to the Close of Business on the Expiry Date of the Permitted Bid;

            (C) any Voting Shares and Convertible Securities deposited pursuant to the Takeover Bid may be withdrawn until taken up and paid for;

            (D) in the event that the requirement set forth in Subclause (A)(y)
               of this Clause 1.1(v)(iii) is satisfied, the Offeror will make a public announcement of that fact and the Takeover Bid will remain open for deposits and tenders of Voting Shares and Convertible Securities for not less than ten days from the date of such public announcement; and

            (E) if the consideration offered pursuant to the Takeover Bid is not payable entirely in cash, the circular accompanying or forming part of the Takeover Bid shall be accompanied by an opinion of an internationally recognized investment dealer or investment banker dated the date of the Takeover Bid and addressed to the offeree holders of Voting Shares and Convertible Securities (x) that the value of the consideration to be paid to the holders of Voting Shares and Convertible Securities of the Corporation is fair to such holders and (y) as to the market trading cash value of the non-share consideration in the hands of the offeree holders of Voting Shares and Convertible Securities on a fully distributed basis.

For purposes of this Agreement, (i) should a Permitted Bid cease to be a Permitted Bid because it ceases to meet any or all of the requirements mentioned above at any time, any acquisition of Voting Shares or Convertible Securities made pursuant to such Permitted Bid, including any acquisition of Voting Shares and Convertible Securities theretofore made, shall cease to be a Permitted Bid Acquisition, and (ii) should the initial terms of a Permitted Bid be varied by reason only of an increase in the cash consideration offered to the shareholders of the Corporation, the initial period of time during which shareholders may deposit their Voting Shares and Convertible Securities pursuant to the Permitted Bid shall continue to run, unaffected by such variation. In



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         all other circumstances, any change or variation to the initial terms or conditions of a Permitted Bid shall trigger a new period of at least 90 days during which Voting Shares and Convertible Securities may be deposited pursuant to the Takeover Bid and the initial Expiry Date of the Permitted Bid shall be modified accordingly.

   (w) "Permitted Bid Acquisition" means an acquisition of Voting Shares and Convertible Securities made pursuant to a Permitted Bid.

   (x) "Person" includes any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, government, governmental body or authority, corporation or other incorporated or unincorporated organization.

   (y) "Pro Rata Acquisition" means an acquisition by a Person of Voting Shares or Convertible Securities pursuant to (w) any dividend reinvestment plan or share purchase plan of the Corporation, (x) a stock dividend, a stock split or other event pursuant to which such Person becomes the Beneficial Owner of Voting Shares or Convertible Securities on the same pro rata basis as all other holders of Voting Shares or Convertible Securities of the same class or series, (y) the exercise of rights to purchase Voting Shares or Convertible Securities distributed to all holders of Voting Shares or Convertible Securities pursuant to a rights offering which complies with the requirements of Policy No. 3-05 of the British Columbia Securities Commission or is made pursuant to a prospectus or (z) a distribution to the public of Voting Shares, or Convertible Securities made pursuant to a prospectus or by way of a private placement completed in accordance with applicable securities legislation; provided, however, in the case of an acquisition referred to in Subclause (z), such acquisition is made for such number of Voting Shares or Convertible Securities or of such securities as is necessary for such Person to maintain the percentage of Voting Shares and Convertible Securities, as the case may be, that such Person held immediately prior to the announcement of such distribution to the public or private placement.

   (z) "Record Time" means the Opening of Business (Vancouver time) on June 20, 1997.

   (aa) "Redemption Price" has the meaning attributed thereto in Clause 5.1(a).

   (bb) "Regular Periodic Cash Dividend" means cash dividends paid on the Voting Shares at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed in the aggregate in any fiscal year, on a per share basis, the greatest of:

         (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on the Voting Shares in its immediately preceding fiscal year divided by the number of Voting Shares outstanding as at the end of such fiscal year;

         (ii) 300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on the Voting Shares in its three immediately preceding fiscal years divided by the arithmetic mean of the numbers of Voting Shares outstanding as at the end of each of such fiscal years; and

         (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year divided by the number of Voting Shares outstanding as at the end of such fiscal year.

   (cc) "Rights Certificate" means the certificates representing the Rights after the Separation Time which shall be substantially in the form attached hereto as Exhibit A.



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   (dd) "Securities Act" means the Securities Act (British Columbia), as amended, and the regulations made thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced.

   (ee) "Separation Time" means the Close of Business on the tenth day after the earlier of:

         (i) the Stock Acquisition Date; and

         (ii) the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Takeover Bid (other than a Permitted Bid, so long as such Takeover Bid continues to satisfy the requirements of a Permitted Bid);

            or such earlier or later date as may from time to time be determined by the Board of Directors, provided that if any such Takeover Bid expires, is cancelled, is terminated or is otherwise withdrawn prior to the Separation Time, such offer shall be deemed, for the purposes of this Subsection 1.1(ae), never to have been made.

   (ff) "Stock Acquisition Date" means the first date of public announcement (which for purposes of this definition includes, without limitation, a report filed pursuant to Section 112 of the Securities Act) of facts indicating that a Person has become an Acquiring Person.

   (gg) "Subsidiary" of any specified Person means any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity interest is Beneficially Owned, directly or indirectly, by such Person.

   (hh) "Takeover Bid" means an Offer to Acquire Voting Shares or Convertible Securities where the Voting Shares subject to the Offer to Acquire, together with the Voting Shares into which the Convertible Securities subject to the Offer to Acquire are convertible or exchangeable, and the Offeror's Securities constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire.

   (ii) "Termination Time" means the time at which the right to exercise Rights shall terminate pursuant to Subsections 3.2(b) or 5.1(c).

   (jj) "Trading Day", when used with respect to any securities, means any day on which the principal securities exchange (as determined by the Board of Directors) on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any securities exchange, a Business Day.

   (kk) "Voting Shares" means the Common Shares of the Corporation and any other shares of capital stock or voting interests of the Corporation entitled to vote generally in the election of directors and "voting shares", when used with reference to any Person other than the Corporation, means common shares of such other Person and any other shares of capital stock or voting interests of such other Person entitled to vote generally in the election of the directors of such other Person. For purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person shall be, and be deemed to be, the product determined by the formula;

                         100 x A
                               -
                               B

   where

      A = the aggregate number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person, including without limitation the Voting Shares into which the Convertible Securities Beneficially Owned by such Person are convertible or exchangeable; and

      B = the aggregate number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

      Where such Person is deemed to Beneficially Own unissued Voting Shares, such unissued Voting Shares Beneficially Owned by such person shall be deemed to be outstanding for the purpose of both A and B above.

   (ll) "Voting Share Reduction" means an acquisition or redemption by the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding, increases the percentage of Voting Shares Beneficially Owned by any Person to 20% or more of the Voting Shares then outstanding.

1.2 CURRENCY

   All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

   (A) NUMBER AND GENDER. Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice versa and words importing any one gender shall include all others.

   (B) SECTIONS AND HEADINGS. The division of this Agreement into Articles, Sections, Subsections, Clauses and Subclauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof"', "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections, Subsections, Clauses and Subclauses are to Articles, Sections, Subsections, Clauses and Subclauses of this Agreement.

   (C) STATUTORY REFERENCES. Unless the context otherwise requires, any reference herein to a specific Section, Subsection, Clause or Rule of any act or regulation shall be deemed to refer to the same as it may be amended, re-enacted or replaced or, if repealed and there shall be no replacement therefor, to the same as it is in effect on the date of this Agreement.

   (D) ACTING JOINTLY OR IN CONCERT. For the purposes of this Agreement, a Person shall be deemed to be acting jointly or in concert with another Person if such Person would be deemed to be acting jointly or in concert with such Person for the purpose of Part 11 of the Securities Act.

2. THE RIGHTS

2.1 LEGEND ON VOTING SHARE CERTIFICATES

   (a) Certificates for Voting Shares and Convertible Securities issued after the Record Time but prior to the earlier of (i) the Separation Time and
      (ii) the Expiration Time shall, subject to Subsection 2.3(j), also evidence one Right for each Voting Share represented thereby or issuable upon the exercise or conversion thereof and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

"Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement made as of June 20, 1997 (the "Rights Agreement"), between the Corporation and Montreal Trust Company of Canada, as Rights Agent, the terms of which are incorporated herein by reference and a copy of which is on file at the records office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail, or arrange for the mailing of, a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor."

2.2 CERTIFICATES REPRESENTING VOTING SHARES AND CONVERTIBLE SECURITIES THAT ARE ISSUED AND OUTSTANDING AT THE RECORD TIME SHALL EVIDENCE ONE RIGHT FOR EACH VOTING SHARE EVIDENCED THEREBY OR ISSUABLE UPON THE EXERCISE OR CONVERSION THEREOF, NOTWITHSTANDING THE ABSENCE OF THE FOREGOING LEGEND, UNTIL THE EARLIER OF (I) THE SEPARATION TIME AND (II) THE EXPIRATION TIME.

   (a) Initial Exercise Price; Exercise of Rights; Detachment of Rights

         (i) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price, as at the Business Day immediately preceding the Separation Time (which Exercise Price and number of Common Shares are subject to adjustment as set forth below). Notwithstanding any other provision of this agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

         (ii) Until the Separation Time (i) the Rights shall not be exercisable and no Right may be exercised and (ii) for administrative purposes, each Right will be evidenced by the certificate for the associated Voting Share or Convertible Security registered in the name of the holder thereof (which certificate shall be deemed to represent a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Voting Share or Convertible Security.

         (iii) After the Separation Time and prior to the Expiration Time, the Rights may be exercised and the registration and transfer of the Rights shall be separate from and independent of the Voting Shares and the Convertible Securities. Promptly following the Separation Time, the Rights Agent will mail to each holder of record of Voting Shares and Convertible Securities as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights), at such holder's address as shown on the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

            (A) a Rights Certificate appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

            (B) a disclosure statement prepared by the Corporation describing the Rights.

         (iv) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at its office in Vancouver:

            (A) the Rights Certificate evidencing such Rights, with an Election to Exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate appropriately completed and duly executed by the holder or his executors or administrators or other legal personal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

            (B) payment in cash, or by certified cheque or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

         (v) Upon receipt of a Rights Certificate, with an Election to Exercise appropriately completed and duly executed, which does not indicate that such Right is void as provided by Subsection 3.1 (b), accompanied by payment as set forth in Clause 2.2(d)(ii), the Rights Agent (unless otherwise instructed by the Corporation) will thereupon promptly:

            (A) requisition from the transfer agent of the Corporation certificates for the number of Common Shares to be purchased (the Corporation hereby irrevocably agreeing to authorize such transfer agent to comply with all such requisitions);

            (B) after receipt of such Common Share certificates, deliver such certificates to, or to the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

            (C) when appropriate, requisition from the Corporation the amount of cash, if any, to be paid in lieu of issuing fractional Common Shares;

            (D) after receipt of such cash, deliver such cash to, or to the order of, the registered holder of the Rights Certificate; and

         (vi) tender to the Corporation all payments received on exercise of the Rights.

         (vii) If the holder of any Rights exercises less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

         (viii) The Corporation covenants and agrees that it will:

            (A) take all such action as may be necessary and within its power to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Common Shares(subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-Assessable;

            (B) take all such action as may reasonably be considered to be necessary and within its power to comply with any applicable requirements of the Company Act, the Securities Act and the securities legislation of each applicable jurisdiction in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights; and

            (C) use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed upon issuance on the stock exchange(s) and/or over-the-counter market where the Common Shares may be listed and/or quoted at that time.

2.3 ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS

   (a) The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

   (b) In the event that the Corporation at any time after the Record Time and prior to the Expiration Time:

         (i) declares or pays a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) other than pursuant to any dividend reinvestment plan;

         (ii) subdivides or changes the then outstanding Common Shares into a greater number of Common Shares;

         (iii) consolidates or changes the then outstanding Common Shares into a smaller number of Common Shares; or

         (iv) issues any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) in respect of, in lieu of, or in exchange for existing Common Shares, the Exercise Price and the number of Rights outstanding shall be adjusted as follows:

            (A) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (the "Adjustment Factor") that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof (assuming the exercise of all such exchange or conversion rights, if any); and

            (B) each Right held prior to such adjustment will become that number of Rights equal to the Adjustment Factor, and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share will have exactly one Right associated with it.

         (v) In the event that the Corporation at any time after the Record Time and prior to the Expiration Time fixes a record date for the making of a distribution to substantially all holders of Common Shares of rights entitling them to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares) at a price per Common Share (or, in the case of a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price per Common Share (including the price required to be paid to purchase such convertible or exchangeable security or right)) less than 85 percent of the Market Price per Common Share on such record date, the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price per Common Share and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights to be so offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid in consideration, part or all of which will be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors. To the extent that such rights are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights. For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury shares or otherwise) pursuant to any dividend reinvestment plan and/or any share purchase plan (so long as such right to purchase is in no case evidenced by the delivery of rights by the Corporation) shall not be deemed to constitute an issue of rights by the Corporation; provided, however, that, in the case of any dividend reinvestment plan or share purchase plan, the right to purchase Common Shares is at a price per share of not less than 85 percent of the current Market Price per share (determined in accordance with such plans) of the Common Shares.

         (vi) In the event that the Corporation at any time after the Record Time and prior to the Expiration Time fixes a record date for the making of a distribution to substantially all holders of Common Shares of evidences of indebtedness or assets (other than a Regular

            Periodic Cash Dividend or a dividend paid in Common Shares but including any dividend payable in securities other than Common Shares) or rights entitling them to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares) at a price per Common Share (or, in the case of a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price per share (including the price required to be paid to purchase such convertible or exchangeable security or right)) less than 85 percent of the Market Price per Common Share on such record date (excluding rights referred to in Subsection 2.3(c)), the Exercise Price in effect after such record date shall be equal to the Exercise Price in effect immediately prior to such record date less the fair market value (as determined by the Board of Directors) of the portion of the assets, evidences of indebtedness, or rights so to be distributed applicable to a Common Share.

         (vii) Each adjustment made pursuant to this Section 2.3 shall be made as of:

            (A) the payment or effective date for the applicable dividend, subdivision, change, consolidation or issuance, in the case of an adjustment made pursuant to Subsection 2.3(b); and

            (B) the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to Subsections 2.3(c) or
               (d).

         (viii) In the event that the Corporation shall at any time after the Record Time and prior to the Expiration Time issue any shares of capital stock (other than Common Shares), or rights to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in Clauses 2.3(b)(i) or (iv), if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(b), (c) and (d) in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Corporation may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Subsections 2.3(b), (c) and (d), such adjustments, rather than the adjustments contemplated by Subsections 2.3(b), (c) and (d), shall be made. The Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

         (ix) Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one per cent in such Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments made pursuant to this Section 2.3 shall be made to the nearest cent or to the nearest one thousandth of a Common Share or a Right, as the case may be.

         (x) All Rights originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (xi) Unless the Corporation shall have exercised its election, as provided in Subsection 2.3(j), upon each adjustment of an Exercise Price as a result of the calculations made in

            Subsection 2.3(c) and (d), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares obtained by multiplying (A) the number of Common Shares covered by a Right immediately prior to this adjustment, by (B) the relevant Exercise Price in effect immediately prior to such adjustment of the relevant Exercise Price; and (ii) dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

         (xii) The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become the number of Rights obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter but, if the Rights Certificates have been issued, shall be at least ten calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Subsection 2.3(j), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 5.6, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

         (xiii) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

         (xiv) In any case in which this Section 2.3 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional

            Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

         (xv) Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any (i) subdivision or consolidation of the Common Shares, (ii) issuance wholly for cash of any Common Shares at less than the applicable Market Price, (iii) issuance wholly for cash of any Common Shares or securities that by their terms are exchangeable for or convertible into or give a right to acquire Common Shares,
            (iv) stock dividends or (v) issuance of rights, or options referred to in this Section 2.3, hereafter made by the Corporation to holders of its Common Shares, subject to applicable taxation laws, shall not be taxable to such shareholders.

         (xvi) The Corporation covenants and agrees that, after the Separation Time, it will not, except as permitted by Sections 5.1 or 5.5, take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

         (xvii) Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon exercise of the Rights is made pursuant to this Section 2.3, the Corporation shall promptly:

            (A) file with the Rights Agent and with the transfer agent for
               Corporation a certificate specifying the particulars of such adjustment or change; and

            (B) cause notice of the particulars of such adjustment or change to be given to the holders of the Rights.

         Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4 DATE ON WHICH EXERCISE IS EFFECTIVE

   Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with an appropriately completed and duly executed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes or charges payable by such Person hereunder) was made in accordance with Subsection 2.2(d); provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the holder of record of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.5 EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

   (a) The Rights Certificates shall be executed on behalf of the Corporation by its Chief Executive Officer, its Chief Financial Officer or its Secretary. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

   (b) Promptly following the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent will countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and deliver such Rights Certificates to the holders of the Rights pursuant to Subsection 2.2(c). No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

   (c) Each Rights Certificate shall be dated the date of countersignature thereof.

2.6 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

   (a) After the Separation Time, the Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers and exchanges of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

   (b) After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsection 2.6(d) and 3.1(b), the Corporation will execute, and the Rights Agent will countersign, deliver and register, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

   (c) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

   (d) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

2.7 MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES

   (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

   (b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such

      Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and, upon request by the Corporation, the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

   (c) As a condition to the issuance of any new Rights Certificate under this
      Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

   (d) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8 PERSONS DEEMED OWNERS

   Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate or Convertible Security certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such Voting Share certificate or Convertible Security certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights means the registered holder of such Rights (or, prior to the Separation Time, the holder of such associated Voting Shares or Convertible Securities).

2.9 DELIVERY AND CANCELLATION OF CERTIFICATES

   All Rights Certificates surrendered upon exercise or for redemption, or for registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10 AGREEMENT OF RIGHTS HOLDERS

   Every holder of Rights, by accepting such Rights, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

   (a) such holder shall be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

   (b) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Voting Share;

   (c) after the Separation Time, the Rights will be transferable only on the Rights Register as provided herein;

   (d) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate or Convertible Security certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate or Convertible Security certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate, the associated Voting Share certificate or the associated Convertible Security certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

   (e) such holder is not entitled to receive any fractional Rights or fractional Common Shares upon the exercise of Rights; and

   (f) without the approval of any holder of Rights and upon the sole authority of the Board of Directors this Agreement may be supplemented or amended from time to time as provided herein.

3. ADJUSTMENTS TO THE RIGHTS

3.1 FLIP-IN EVENT

   (a) Subject to Section 3.2 and Subsections 5.1(d) and 5.1(e), in the event that prior to the Expiration Time a Flip-in Event occurs, each Right shall constitute, effective from and after the Close of Business on the tenth day following the Stock Acquisition Date, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares of the Corporation having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that, after such date of consummation or occurrence, an event of a type analogous to any of the events described in Section 2.3 shall have occurred with respect to such Common Shares).

   (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date by an Acquiring Person shall become null and void without any further action and any holder of such Rights (including any transferee of, or other successor in title to, such Rights, whether directly or indirectly) shall thereafter have no right to exercise such Rights under any provision of this Agreement and shall have no other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this Subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this Subsection 3.1(b) and such Rights shall become null and void.

   (c) After the Separation Time, the Corporation shall do all such acts and things as are necessary and within its power to ensure compliance with the provisions of this Section 3.1 including, without limitation, all such acts and things as may be required to satisfy the requirements of the Company Act in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

3.2 EXCHANGE OPTION

   (a) In the event that the Board of Directors determines that conditions exist which would eliminate or otherwise materially diminish in any respect the benefits intended to be afforded to the holders of Rights pursuant to this Agreement, the Board of Directors may, at its option and without seeking the approval of the holders of Voting Shares or Rights, at any time after a Flip-in Event has occurred, authorize the Corporation to issue or deliver in respect of each Right which is not void pursuant to Subsection 3.1(b), either:

         (i) in return for the Exercise Price and the Right, cash, debt or equity securities or other assets (or a combination thereof) having a cash value equal to twice the Exercise Price; or

         (ii) in return for the Right and without further charge, subject to any amounts that may be required to be paid under applicable law, cash, debt or equity securities or other assets (or a combination thereof) having a cash value equal to the Exercise Price, in full and final settlement of all rights attaching to the Rights, where in either case the value of such debt or equity securities or other assets shall be determined by the Board of Directors who may rely upon the advice of an internationally recognized investment dealer or investment banker selected by the Board of Directors. To the extent that the Board of Directors determines that some action need be taken pursuant to this
      Section 3.2, the Board of Directors may suspend the exercisability of the Rights for a period of up to 90 days following the date of the occurrence of the relevant Flip-in Event in order to decide the appropriate form of distribution to be made and to determine the value thereof. In the event of any such suspension, the Corporation shall notify the Rights Agent and issue as promptly as practicable a public announcement stating that the exercisability of the Rights has been temporarily suspended and indicating the period of such suspension.

   (b) If the Board of Directors authorizes the exchange of debt or equity securities or other assets (or a combination thereof) for Rights pursuant to Subsection 3.2(a), then, without any further action or notice, the right to exercise the Rights will terminate and the only right thereafter of a holder of Rights shall be to receive such debt or equity securities or other assets (or a combination thereof) in accordance with the exchange formula authorized by the Board of Directors. Within ten Business Days after the Board of Directors has authorized the exchange of debt or equity securities or other assets (or a combination thereof) for Rights pursuant to Subsection 3.2(a), the Corporation shall give notice of such exchange to the holders of such Rights. Each such notice of exchange will state the method by which the exchange of debt or equity securities or other assets (or a combination thereof for Rights will be effected.

4. THE RIGHTS AGENT

4.1 GENERAL

   (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and Co-Rights Agents shall be as the Corporation may determine. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement.

   (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Voting Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

4.2 MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT

   (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

   (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3 DUTIES OF RIGHTS AGENT

   The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

   (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion; the Rights Agent may also, with the approval of the Corporation (such approval not to be unreasonably withheld), consult with such other experts as the Rights

      Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement and the Rights Agent shall be entitled to rely in good faith on the advice of any such expert;

   (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

   (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct;

   (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Voting Shares or the Rights Certificates all such statements and recitals are and will be deemed to have been made by the Corporation only;

   (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Voting Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(b)) or any adjustment required under the provisions of Section 2.3 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Subsection 2.3(o) hereof describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

   (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

   (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, Chief Financial Officer or the Secretary of the Corporation, and to apply to such Persons for advice or instructions in connection with its duties and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Person;

   (h) Subject to compliance with all applicable laws, the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Voting Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this

      Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

   (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4 CHANGE OF RIGHTS AGENT

   The Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to the transfer agent(s) of the Corporation by registered or certified mail, and to the holders of the Rights in accordance with Section 5.10. The Corporation may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to the transfer agent(s) of the Corporation by registered or certified mail, and to the holders of the Rights in accordance with Section 5.10. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent then any holder of Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Corporation, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

5. MISCELLANEOUS

5.1 REDEMPTION AND WAIVER

   (a) The Board of Directors may, at its option, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

         (i) If an Offeror successfully completes a Permitted Bid, the Board of Directors shall, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price on the Expiry Date of the Permitted Bid.

         (ii) If the Board of Directors elects to or is deemed to have elected to redeem the Rights, the right to exercise the Rights will thereupon without further action and without notice terminate and the only right thereafter of the holder of a Right shall be to receive the

            Redemption Price. Within ten days of the Board of Directors electing or being deemed to have elected to redeem the Rights, the Corporation shall give notice of such redemption to the holders of the then outstanding Rights. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

         (iii) The Board of Directors may, until the occurrence of a Flip-in Event, determine, upon prior written notice delivered to the Rights Agent, to waive the application of Section 3.1 to any particular Flip-in Event.

         (iv) The Board of Directors may, prior to the Close of Business on the tenth day following the Stock Acquisition Date, determine, upon prior written notice delivered to the Rights Agent, to waive or to agree to waive the application of Section 3.1 to that Flip-in Event, provided that the Acquiring Person has reduced its Beneficial Ownership of Voting Shares (or has entered into a contractual arrangement with the Corporation, acceptable to the Board of Directors, to do so within 30 days of the date on which such contractual arrangement is entered into) such that at the time the waiver becomes effective pursuant to this Subsection 5.1(e) it is no longer an Acquiring Person. In the event of such a waiver, for the purposes of this Agreement, such Flip-in Event shall be deemed not to have occurred.

5.2 RIGHTS UPON EXERCISE OR CONVERSION OF CONVERTIBLE SECURITIES

   For the sake of certainty, it is agreed that, upon the issue of a Voting Share upon the exercise or conversion of a Convertible Security, the Right in respect of the Voting Share issuable upon the exercise or conversion of the Convertible Security shall be deemed to be exchanged for a Right in respect of the Voting Share so issued.

5.3 EXPIRATION

   No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Subsection 4.1(a) hereof.

5.4 ISSUANCE OF NEW RIGHTS CERTIFICATES

   Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.5 SUPPLEMENTS AND AMENDMENTS

   (a) Subject to Subsections 5.5(b) and (c), the Corporation may from time to time, without the approval of any holders of Rights, Voting Shares or Convertible Securities, amend, vary or delete any of the provisions of this Agreement and the Rights in order to:

         (i) Make such changes as the Board of Directors, acting in good faith, may determine are necessary or desirable, provided that no such amendment, variation or deletion made on or after the Stock Acquisition Date shall materially adversely affect the interests of the holders of Rights generally and provided further that no such amendment, variation or deletion shall be made to the provisions of
            Article 4 except with the written concurrence of the Rights Agent thereto;

         (ii) cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any of the other provisions herein or otherwise defective; or

         (iii) increase or decrease the Exercise Price.

   (b) Any amendment, variation or deletion made by the Board of Directors pursuant to Clause 5.5(a)(i) in connection with the definitions of "Acquiring Person", "Expiration Time", "Flip-in Event" or "Permitted Bid" shall:

         (i) if made prior to the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect of such amendment, variation or deletion, confirm or reject such amendment or supplement; or

         (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by a majority of the votes cast by the holders of Rights who vote in respect of such amendment, variation or deletion, confirm or reject such amendment or supplement.

      An amendment, variation or deletion shall be effective from the date of the resolution of the Board of Directors adopting such amendment, variation or deletion until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment, variation or deletion is confirmed, it continues in effect in the form so confirmed. If such amendment, variation or deletion is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment, variation or deletion shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend, vary or delete any provision of this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights, as the case may be.

   (c) The Corporation may, with the consent of the holders of Rights, at any time on or after the Stock Acquisition Date, amend, vary or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto. The consent of the holders of the Rights shall be deemed to have been given if such amendment, variation or deletion is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's by-laws and the Company Act with respect to meetings of shareholders of the Corporation.

   (d) Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's by-laws and the Company Act with respect to meetings of shareholders of the Corporation.

5.6 FRACTIONAL RIGHTS AND FRACTIONAL SHARES

   (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time, there shall be paid to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Value of a whole Right in lieu of such fractional Rights.

   (b) The Corporation shall not be required to issue fractional Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Value of one Common Share.

5.7 RIGHTS OF ACTION

   Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's entitlement to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

5.8 HOLDER OF RIGHTS NOT DEEMED A SHAREHOLDER

   No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to generally vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.9 hereof), or to receive dividends or subscription rights or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

5.9 NOTICE OF PROPOSED ACTIONS

   In case the Corporation shall propose after the Separation Time and prior to the Expiration Time to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation's assets, then, in each such case, the Corporation shall give to each holder of a Right, a notice of such proposed action, which shall specify the date on which such liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of taking of such proposed action by the Corporation.

5.10 NOTICES

   (a) Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, or by facsimile transmission addressed (until another address is filed in writing with the Rights Agent) as follows:

      Genetronics Inc.
      11199 Sorrento Valley Road
      San Diego, CA  USA
      92121-1334

      Telephone:  (800) 289-2426
      Facsimile:  (619) 597-0119

   (b) Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, or by facsimile transmission addressed (until another address is filed in writing with the Corporation) as follows:

      Montreal Trust Company of Canada
      510 Burrard Street
      Vancouver, BC
      V6C 3B9

               Attention:  Manager, Stock Transfer Department
               ----------------------------------------------

      Telephone:  (604) 661-9400
      Facsimile:  (604) 683-3694

   (c) Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears on the Rights Register or, prior to the Separation Time, on the registry books of the Corporation for the Voting Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

5.11 COSTS OF ENFORCEMENT

   The Corporation agrees that if the Corporation or any other Person, the securities of which are purchasable upon exercise of Rights, fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

5.12 REGULATORY APPROVALS

   Any obligation of the Corporation or action or event contemplated by this Agreement, or any amendment to this Agreement, shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority. Without limiting the generality of the foregoing, any issuance or delivery of debt or equity securities (other than non-convertible debt securities) of the Corporation upon the exercise of Rights and any amendment to this Agreement shall be subject to the prior approval, acceptance or consent of The Toronto Stock Exchange and any other stock exchange on which the securities of the Corporation are then listed.

5.13 OTHER JURISDICTIONS

   If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada and the United States, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure that such compliance is not required, including without limitation establishing procedures for the issuance to a resident fiduciary of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto (but reserving to the fiduciary or to the fiduciary and the Corporation, as the Corporation may determine, absolute discretion with respect thereto) and the sale thereof and remittance of the proceeds of such sale, if any, to the Persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada and the United States, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.14 SUCCESSORS

   All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.15 BENEFITS OF THIS AGREEMENT

   Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.16 GOVERNING LAW

   This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

5.17 COUNTERPARTS

   This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.18 SEVERABILITY

   If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.19 EFFECTIVE DATE

   This Agreement is effective from the date hereof. If the Rights Plan is not confirmed by resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect of such Rights Plan at a meeting to be held on December 31, 1997, then this Agreement and any then outstanding Rights shall be of no further force and effect from that date which is the earlier of (a) the date of such meeting, and (b) the last day of December, 1997.

5.20 TIME OF THE ESSENCE

   Time shall be of the essence hereof.

5.21 SHAREHOLDER REVIEW

   At the first annual meeting of shareholders of the Corporation following the fifth anniversary of the date of this Agreement, provided that a Flip-in Event has not occurred prior to such time, the Board of Directors shall submit a resolution to the Independent Shareholders for their consideration and, if thought fit, approval, ratifying the continued existence of the Rights Plan. If a majority of the votes cast by Independent Shareholders who vote in respect of such resolution are voted against the continued existence of the Rights Plan, then the Board of Directors shall, immediately upon the confirmation by the Chairman of such shareholders' meeting of the result of the vote on such resolution and without further formality, be deemed to have elected to redeem the Rights at the Redemption Price.

5.22 DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS

   The Board of Directors shall have the exclusive power and authority to administer and amend this Agreement in accordance with the terms hereof and to exercise all rights and powers specifically granted hereunder to the Board of Directors or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not to redeem the Rights or to amend the Agreement, in accordance with the terms hereof). All such actions, calculations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board of Directors to any liability to the holders of the Rights or any other parties.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GENETRONICS BIOMEDICAL LTD.

Per:

signed "James L. Heppell"
--------------------------------------------
Authorized Signatory




MONTREAL TRUST COMPANY OF CANADA

Per:

signed "Anne Boise"
--------------------------------------------
Authorized Signatory

                                    EXHIBIT A

                          [Form of Rights Certificate]

        CERTIFICATE NO._______________      RIGHTS

        THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(B) OF SUCH AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, CERTAIN RELATED P OF AN ACQUIRING PERSON OR A TRANSFEREE OF AN ACQUIRING PERSON OR ANY SUCH RELATED PARTIES WILL BECOME VOID WITHOUT FURTHER ACTION.

                               RIGHTS CERTIFICATE

This certifies that_____________________ is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement made as of June 20, 1997 (the "Rights Agreement") between Genetronics Biomedical Ltd., a corporation incorporated under the laws of the Province of British Columbia (the "Corporation"), and Montreal Trust Company of Canada, a trust company incorporated under the laws of Canada, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Corporation, at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one fully paid common share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate, together with the Form of Election to Exercise appropriately completed and duly executed, to the Rights Agent at its offices in Vancouver. Until adjustment thereof in certain events as provided in the Rights Agreement, the Exercise Price shall be $20.00 per Right (payable in cash, certified cheque or money order payable to the order of the Corporation).

In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive assets, debt securities or shares in the capital of the Corporation other than Common Shares, or more or less than one Common Share (or a combination thereof), all as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the head office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent in the City of Vancouver, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Corporation at a redemption price of $0.001 per Right, subject to adjustment in certain events, or (ii) may be exchanged, at the option of the Corporation, for cash, debt or equity securities or other assets (or a combination thereof).

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of any meeting or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation.

Date:
     ---------------------------------------
GENETRONICS BIOMEDICAL LTD.

Per:

--------------------------------------------
Authorized Signatory


Countersigned:

MONTREAL TRUST COMPANY OF CANADA

Per:
--------------------------------------------

Authorized Signatory

                          FORM OF ELECTION TO EXERCISE

TO:     GENETRONICS BIOMEDICAL LTD.

The undersigned hereby irrevocably elects to exercise________________________ whole Rights represented by this Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of and delivered to:

--------------------------------------
Name

--------------------------------------
Address

--------------------------------------
City and Province

--------------------------------------
Social Insurance No. or other taxpayer
identification number

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

--------------------------------------
Name

--------------------------------------
Address

--------------------------------------
City and Province

--------------------------------------
Social Insurance No. or other taxpayer
identification number

--------------------------------------      ------------------------------------
Date                                        Signature

                                            ------------------------------------
                                            Signature Guaranteed

Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature must be guaranteed by a member firm of a recognised stock exchange in Canada, a member of the Investment Dealers Association of Canada or a commercial bank or trust company having an office or correspondent in Canada.

                            (To be completed if true)

The undersigned hereby represents, for the benefit of the Corporation and all holders of Rights and Voting Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or by any Affiliate or Associate of an Acquiring Person, any other Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of any such other Person (as such terms are defined in the Rights Agreement).


                                            ------------------------------------
                                            Signature

                               FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
(Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein.

--------------------------------------      ------------------------------------
Date                                        Signature


                                            ------------------------------------
                                            Signature Guaranteed

Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature must be guaranteed by a member firm of a recognised stock exchange in Canada, a member of the Investment Dealers Association of Canada or a commercial bank or trust company having an office or correspondent in Canada.

                            (To be completed if true)

The undersigned hereby represents, for the benefit of the Corporation and all holders of Rights and Voting Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or by any Affiliate or Associate of an Acquiring Person, any other Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of any such other Person (as such terms are defined in the Rights Agreement).


                                            ------------------------------------
                                            Signature

                                     NOTICE

In the event that the certifications set forth above in the Forms of Election to Exercise and Assignment are not completed, the Corporation shall deem the Beneficial Owner of the Rights represented by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void.

               THIS AMENDING AGREEMENT made as of August 21, 1997,

BETWEEN:

               GENETRONICS BIOMEDICAL LTD., a corporation incorporated under the laws of the Province of British Columbia, having its registered and records office at 1100 - 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9

               (the "Corporation")

AND:

               MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, having an office address at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9

               (the "Rights Agent")

WITNESSES THAT WHEREAS:

A. the Corporation and the Rights Agent entered into a shareholder rights agreement dated June 20, 1997 (the "Rights Agreement");

B. the Corporation and the Rights Agent wish to amend the Rights Agreement as set out herein;

   THEREFORE in consideration of the premises, and mutual covenants and conditions hereinafter contained, the parties hereto both jointly and severally covenant and agree with each other as follows:

1. AMENDMENTS

1.1 Section 3.2 of the Rights Agreement be amended by adding the following subparagraph:

   "(c) While the securities of the Company remain listed on The Toronto Stock
      Exchange, any distribution pursuant to Subsections 3.2(a) or 3.2(b) shall be subject to the prior written consent of The Toronto Stock Exchange."

2. CONFIRMATION

Except as amended hereby, the Rights Agreement continues in full force and effect as of the date hereof.

3. TIME OF THE ESSENCE

Time shall be of the essence of this Agreement and of every part hereof.

4. ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

5. COUNTERPARTS

This Agreement may be executed in several counterparts each of which when so executed shall be deemed to be an original, and such counterparts shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be executed as of the date first set out in this Agreement.

   IN WITNESS WHEREOF the parties have executed this Agreement all on the date and year first above written.

GENETRONICS BIOMEDICAL LTD.

Per:


signed "James L. Heppell"
--------------------------------
Authorized Signatory

Countersigned:

MONTREAL TRUST COMPANY OF CANADA

Per:


signed "Marina Reyes"
--------------------------------
Authorized Signatory